EXHIBIT 16.1


                                                    Deloitte & Touche LLP
                                                     JPMorgan Chase Tower
                                             2200 Ross Avenue, Suite 1600
                                                    Dallas, TX 75201-6778
                                                                      USA

                                                     Tel: +1 214 840 7000
                                                         www.deloitte.com

August 24, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4(a)(1) of Valence Technology's Form 8-K dated August 25, 2006, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP
--------------------------------------
Deloitte & Touche LLP